EXHIBIT 10.1



                              NORDBANKEN AB (PUBL)



                                     - and -



                           COMMODORE HOLDINGS LIMITED




                             -----------------------

                                 LOAN AGREEMENT

                             -----------------------







                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE

                            Tel: +44 (0)20 7452 4000
                            Fax: +44 (0)20 7452 4001
                                 Ref: GFS/252680

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                                INDEX OF CONTENTS
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CLAUSE            SUBJECT                                                                                  PAGE


1.                PURPOSE AND DEFINITIONS.....................................................................1

2.                THE LENDER'S COMMITMENT.....................................................................5

3.                AVAILABILITY................................................................................5

4.                INTEREST....................................................................................6

5.                REPAYMENT...................................................................................7

6.                COMPULSORY AND VOLUNTARY PREPAYMENT.........................................................7

7.                ARRANGEMENT FEE.............................................................................8

8.                INDEMNITY...................................................................................8

9.                PAYMENTS...................................................................................10

10.               APPLICATION OF MONEYS......................................................................12

11.               DEFAULT....................................................................................13

12.               SECURITY...................................................................................16

13.               REPRESENTATIONS AND WARRANTIES.............................................................16

14.               COVENANTS..................................................................................18

15.               SET-OFF....................................................................................21

16.               ASSIGNMENT AND PARTICIPATION...............................................................21

17.               MISCELLANEOUS..............................................................................22

18.               NOTICES....................................................................................22

19.               PROPER LAW AND JURISDICTION................................................................23

Schedule A : Conditions Precedent............................................................................24

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THIS AGREEMENT is made the 20th day of June,  2000

BETWEEN:-

(1)      THE LENDER (as hereinafter defined); and

(2)      THE BORROWER (as hereinafter defined).

IT IS HEREBY AGREED as follows:-

1.       PURPOSE AND DEFINITIONS

1.1 This agreement contains the terms and conditions upon which the Lender will make available to the Borrower a secured floating interest rate term loan of two million United States Dollars (USD2,000,000).

1.2 In this agreement the following words and expressions shall have the following meanings:-

         "Bareboat Charter"
         the bareboat charter in respect of the Vessel made between the Guarantor and the Bareboat Charterer;

         "Bareboat Charterer"
         means New Commodore Cruise Lines Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Cox Hallett Wilkinson, Milner House, 18 Parliament Street, Hamilton HM12, Bermuda;

         "Borrowed Money"
         means Indebtedness incurred in respect of (i) money borrowed or raised,
         (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities, (iv) deferred payments for assets or services acquired other than for provisions, bunkers, spare parts or services acquired in the ordinary


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         course of, and incidental to, the operation of the Vessel, (v) rental payments under and any amounts payable on termination of leases (whether in respect of ships, land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person, firm or company falling within any of (i) to (vi) above;

         "Borrower"
         means Commodore Holdings Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Cox Hallett Wilkinson, Milner House, 18 Parliament Street, Hamilton HM12, Bermuda;

         "Business Day"
         means any day on which banks and foreign exchange markets in Stockholm, London and New York are open for the transaction of business of the nature contemplated in this agreement;

         "Drawdown Date"
         means the date on which the Loan is advanced pursuant to clause 3 hereof;

         "Encumbrance"
         means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement and any other security agreement or arrangement;

         "Event of Default"
         means any of the events or circumstances specified in clause 11.1 hereof;

         "Guarantor"
         means Almira Enterprises, Inc., a company incorporated under the laws of Panama with its registered office at c/o Galindo Arias & Lopez, Scotia Plaza, No.18 Avenida Federico Boyd y Calle 51, Pisos 9, 10 & 11, Panama, Republic of Panama;

         "Indebtedness"
         means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;



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         "Insurance Assignments"
         means the assignments executed pursuant to clause 12.1(A)(ii) hereof;

         "Interest Period"
         means the period determined in accordance with the provisions of clause
         4.1 hereof for the calculation of interest on the Loan or any relevant part thereof;

         "Lender"
         means Nordbanken AB (publ), a company incorporated under the laws of Sweden acting through its office at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden;

         "Loan"
         means two million United States Dollars (USD2,000,000) or, where the context so requires, the amount thereof from time to time outstanding;

         "Margin"
         means two per cent (2%) per annum;

         "Mortgage"
         means the second preferred Panamanian naval mortgage over the Vessel executed pursuant to clause 12.1(A)(i) hereof;

         "Permitted Liens"
         means liens for current crews' wages and salvage and liens incurred in the ordinary course of trading the Vessel up to an aggregate amount at any time not exceeding five per cent (5%) of the charter-free sale value of the Vessel;

         "Prior Loan"
         means the loan made to the Guarantor for the purchase of the Vessel and secured by (inter alia) a first mortgage and first assignments of insurances and requisition compensation in respect of the Vessel;




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         "Security Documents"
         means the documents executed pursuant to clause 12.1 hereof and any other document or documents from time to time providing and/or evidencing and/or constituting security in respect of the Loan;

         "Security Parties"
         means the Borrower, the Guarantor, the Bareboat Charterer and any other party to any of the Security Documents from time to time (other than the Lender) and "Security Party" means any one of them;

         "Settlement Agreement"
         means the agreement made or to be made between the Borrower and certain other parties in relation to the settlement of claims resulting from the refurbishment and/or repositioning and/or operation of the Panamanian flag vessel named "ENCHANTED SUN";

         "Subject Documents"
         means this agreement, the Security Documents, the Settlement Agreement, the Bareboat Charter, the documents evidencing and/or securing the Prior Loan and any and all documents executed or to be executed pursuant to any one or more of these documents;

         "Total Loss"
         means:-

         (i) actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

         (ii) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or

         (iii) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Borrower from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof;




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         "United States Dollars" and "USD"
         mean the lawful currency of the United States of America; and

         "Vessel"
         means the motor vessel named "ENCHANTED ISLE" registered under Panamanian flag in the ownership of the Guarantor.

1.3 References to any document shall be construed to mean that document as amended and/or varied and/or supplemented from time to time with the agreement of the relevant parties and (where such consent is required by the terms of this agreement or the relevant document) with the consent of the Lender.

1.4 Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this agreement.

2.       THE LENDER'S COMMITMENT

2.1 In reliance upon the representations and warranties contained in clause 13 hereof and in the Security Documents and subject to the terms and conditions of this agreement the Lender will make the Loan available to the Borrower for the purpose of financing (in part) the moneys to be lent by the Borrower pursuant to the Settlement Agreement.

3.       AVAILABILITY

3.1 The Loan shall be advanced in one amount and applied in accordance with clause 2.1 hereof provided that:-

         (1) all items specified in schedule A hereto have been received by the Lender and are in form and substance satisfactory to the Lender;

         (2) no Event of Default and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred;



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         (3)   the Lender has received adequate written notice from the Borrower in form and substance satisfactory to the Lender specifying date upon which the Borrower requires the Loan to be advanced; and

         (4) the obligation of the Lender to make the Loan available to the Borrower shall expire on 31 July 2000 if the Loan is not advanced on or before that date.

3.2 The Lender may in its absolute discretion allow the Loan to be advanced notwithstanding that it has not received all the items specified in schedule A hereto and in this event the Borrower hereby covenants to procure the delivery of all the missing items to the Lender within thirty (30) days after the Drawdown Date.

4.       INTEREST

4.1 The Borrower shall pay interest on the Loan from the Drawdown Date for the Interest Period which shall be the six (6) months commencing on the Drawdown Date and ending on the due date for repayment for the Loan.

4.2 Subject to clauses 4.3 and 6.2 hereof the Borrower shall pay interest on the Loan or any relevant part thereof for the Interest Period at the rate certified conclusively (save for manifest error) by the Lender to be the aggregate of the Margin and the rate per cent per annum at which deposits of amounts of United States Dollars equivalent to or comparable with the Loan or relevant part thereof are offered to the Lender by prime banks for the Interest Period in the London Inter-bank Market at or about 11:00 a.m. (London time) two (2) Business Days (in London only) prior to the commencement of the Interest Period. Such interest shall accrue and be payable on the actual number of days elapsed, shall be calculated on the basis of a year of three hundred and sixty (360) days and shall be paid on the final day of the Interest Period.



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4.3      In the event of default by the Borrower in the payment of any sum whatsoever due to the Lender under this agreement (including interest) the Borrower shall pay interest on that sum from the due date until payment (after as well as before judgement) at a rate certified conclusively (save for manifest error) by the Lender to be three per cent (3%) per annum over the cost to the Lender of funding that sum for such periods as the Lender in its absolute discretion may think fit on the Business Day succeeding that on which it became aware of the default and for so long as that sum remains unpaid that rate shall be re-calculated on the same basis. Such interest shall accrue and be payable on each day elapsing, shall be calculated on the basis of a year of three hundred and sixty (360) days and shall be paid on the demand of the Lender. In default of payment such interest shall be compounded.

4.4 The Lender shall as soon as reasonably practicable notify the Borrower of each rate of interest payable on the Loan or any relevant part thereof under this clause 4.

5.       REPAYMENT

5.1 Subject to clauses 6 and 11.1 hereof the Borrower shall repay the Loan in full on the date falling six (6) months after the Drawdown Date.

6.       COMPULSORY AND VOLUNTARY PREPAYMENT

6.1 If for any reason whatsoever beyond the control of the Lender it shall become unlawful or impossible for the Lender to maintain or give effect to all or part of its obligations as contemplated by this agreement the obligation of the Lender to make the Loan available to the Borrower shall cease and the Borrower shall forthwith upon the demand of the Lender repay the Loan (or such part thereof as the Lender shall specify in writing) together with interest accrued thereon and any sums due to the Lender by virtue of that repayment under clause 8.5 hereof.

6.2      If the Lender shall determine in good faith that:-

         (1) by reason of circumstances affecting the London Inter-Bank Market generally adequate and reasonable means do not exist for ascertaining the rate of interest payable on the Loan or any relevant part thereof for any Interest Period in accordance with clause 4.2 hereof; or

         (2) it would not be practicable or possible for the Lender to fund or continue to fund the Loan or any relevant part thereof in the London Inter-Bank Market,

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         then the Lender shall inform the Borrower in writing to that effect and unless the Lender and the Borrower shall agree acceptable alterations to the terms of this agreement (on the basis of an alternative source of funds available to the Lender) the obligation of the Lender to make the Loan or relevant part thereof available to the Borrower shall cease and the Borrower shall be obliged forthwith upon receiving a written notice from the Lender to that effect to repay the Loan or the relevant part thereof together with interest accrued thereon.

7.       ARRANGEMENT FEE

7.1      The Borrower shall pay no arrangement fee in connection with the Loan.

8.       INDEMNITY

8.1 If any change in law or regulation or in the interpretation thereof or if compliance by the Lender with any direction request or requirement (whether or not having the force of law) of any central bank or other authority shall:-

         (1) subject the Lender to any tax with respect to the Loan or any part thereof (other than tax on overall net income);

         (A) change the basis of taxation to the Lender of payments of principal or interest or any other payment due or to become due hereunder;

         (2) impose or modify any reserve, liquidity or capital adequacy requirements or require the making of any special deposits affecting the Lender; or

         (3) impose on the Lender any other condition affecting the Loan or any part thereof whether or not the Loan has been advanced



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         and the result is either to increase the cost to the Lender of making or maintaining or committing to make the Loan or any part thereof or to reduce the amount of any payment received by the Lender hereunder or to reduce the rate of return which the Lender would have been able to obtain on its overall capital but for entering into and/or performing this agreement then the Borrower shall forthwith upon demand by the Lender pay to the Lender such amount as the Lender certifies to be necessary to indemnify the Lender fully for such additional cost or reduction. Any such demand may be made by the Lender at any time before or after repayment of the Loan.

8.2 All legal fees and other costs and expenses whatsoever incurred by the Lender in connection with any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto shall be paid by the Borrower forthwith upon demand by the Lender on a full indemnity basis whether or not the Loan is advanced.

8.3 The Borrower shall pay forthwith upon demand by the Lender all stamp, registration and other duties (including any such duties payable by the Lender) imposed by any authority in respect of any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or otherwise in connection with the Loan.

8.4 Without prejudice to the rights of the Lender under or pursuant to clause 11 hereof the Borrower shall indemnify the Lender fully forthwith upon demand by the Lender for any and all losses damages and/or expenses whatsoever incurred by the Lender:-

         (A) as a result of the Loan not being advanced for any reason whatsoever (other than default by the Lender) in accordance with a notice given pursuant to clause 3.1(C) hereof;

         (1)   as a result of an Event of Default;

         (2) in perfecting, protecting the value of or enforcing any of its rights or securities under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or in attempting so to do; or

         (3) as a result of any payment hereunder, whether pursuant to a judgment or otherwise, being made, obtained or enforced in a currency other than United States Dollars.

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8.5      In the event that the whole or part of the Loan is repaid or prepaid otherwise than on the final day of an Interest Period in respect thereof the Borrower shall (A) indemnify the Lender fully forthwith upon demand by the Lender for any and all losses damages and/or expenses incurred by the Lender in liquidating or reemploying fixed deposits acquired from third parties to maintain the Loan or the relevant part thereof (as the case may be) until the expiry of the then current Interest Period in respect thereof and (B) pay to the Lender forthwith on demand any sums due to the Lender as a result of that repayment or prepayment under clause 8.6 hereof.

8.6 The Borrower shall indemnify the Lender fully forthwith upon demand by the Lender for all losses, premiums, penalties, costs and expenses whatsoever incurred by the Lender in connection howsoever with any interest rate "swap", "cap" or other transaction entered into or to be entered into or arranged by the Lender at the request or on behalf of the Borrower at any time and from time to time with any counterparty a direct or indirect commercial purpose of which is to limit or offset the exposure of the Borrower to future increases of floating interest rates in connection howsoever with this agreement.

8.7 The indemnities contained in this clause 8 shall apply irrespective of any indulgence granted to the Borrower or any other party from time to time and shall continue in full force and effect notwithstanding any payment in favour of the Lender and any amount due from the Borrower under this clause 8 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto.

9.       PAYMENTS

9.1 All payments by the Borrower hereunder shall be made to the Lender's account with such bank or banks as the Lender shall nominate from time to time.

9.2 Subject to the sub-clauses of this clause 9.2 all payments by the Borrower hereunder shall be made in full without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any tax of any jurisdiction.

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         (1)   If the Borrower is required by law to make any deduction or withholding from any payment hereunder for or on account of tax, it shall do so and the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made.

         (2) If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) the Borrower shall promptly and fully notify the Lender accordingly.

         (3) If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender within thirty (30) days after it has made such payment to the applicable authority the appropriate receipt or certificate issued by such authority or the Borrower as the case may be evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

9.3 If any sum becomes due for payment hereunder on a day which is not a Business Day the due date for payment shall be extended to the next succeeding Business Day unless that next succeeding Business Day falls within a fresh month in which event the due date for payment shall be brought forward to the immediately preceding Business Day. Any interest payable shall be adjusted accordingly.



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9.4      All payments hereunder shall be made in United States Dollars not later than 11:00 a.m. (New York time) on the due dates therefor in such funds as may be customary for the same day settlement of international banking transactions in United States Dollars in New York City provided that payments in respect of costs and expenses shall be made in the currencies in which the same are incurred.

9.5 The Lender shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due hereunder. The Borrower's obligations to repay the Loan and to pay interest thereon and to pay all other sums due hereunder shall be evidenced by the entries from time to time made in the control account opened and maintained under this clause 9.5 which entries will be conclusive and binding in the absence of manifest error.

10.      APPLICATION OF MONEYS

10.1 Subject to clause 10.2 hereof all moneys payable to the Lender under any one or more of the Insurance Assignments and any other moneys payable to the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto the application of which is not specifically provided for by another clause hereof shall be paid to the Lender's account with such bank or banks as the Lender may nominate from time to time and shall be applied by the Lender as follows:-

         (1) all moneys received from a Total Loss or sale of the Vessel shall be applied as follows:-

               (1) first in payment of any and all sums whatsoever due and payable to the Lender hereunder (such sums to be paid in such order as the Lender may in its sole discretion elect);

               (i) second in repayment of the Loan and accrued interest thereon and in payment of any sums due to the Lender by virtue of that repayment under clause 8.5 hereof; and

               (2) third in payment of any credit balance to the Guarantor or to whomsoever may be entitled thereto; and

         (2) all moneys not covered by clause 10.1(A) hereof shall be applied as follows:-


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               (1)  first in accordance with clause 10.1(A)(i) hereof;

               (2) second (in respect only of moneys received by virtue of any one or more of the Insurance Assignments) in reimbursement to the Guarantor and/or the Bareboat Charterer for such of the costs (if any) incurred by the Guarantor and/or the Bareboat Charterer in effecting the repair of the damage in respect of which those moneys are received as the Lender shall approve (such approval not to be unreasonably withheld);

               (3) third in repayment of the Loan and accrued interest thereon and in payment of any sums due to the Lender by virtue of that repayment under clause 8.5 hereof; and

               (4) fourth in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto.

10.2 From and after the giving of notice by the Lender to the Borrower pursuant to clause 11.1 hereof all moneys whatsoever received or recovered by the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto shall be applied by the Lender as follows:-

         (A) first in accordance with clause 10.1(A)(i) hereof, subject to any right the Lender may have to delay any such application in order to maximise its claim; and

         (1) second in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto.

11.      DEFAULT

11.1 The Lender may by notice in writing to the Borrower declare the Loan to be immediately repayable with accrued interest thereon (plus any sums due to the Lender by virtue of that repayment under clause 8.5 hereof) and any security held by the Lender shall become immediately enforceable if any of the following events occurs:-

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         (1)   failure by the Borrower to pay promptly on the due date therefor any sum whatsoever due for payment by it under this agreement;

         (2) any one or more of the Security Parties making default in the observance or performance of any other obligation covenant or undertaking contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto and (if the same is in the opinion of the Lender capable of remedy) the continuation of that default unremedied for a period of fifteen (15) days;

         (3) any of the representations and warranties made or deemed to have been made in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being inaccurate or misleading when made or becoming inaccurate or misleading at any time hereafter were the same to be repeated in relation to the facts subsisting at that time (whether or not any such repetition actually occurs);

         (4) any event of default occurring under any one or more of the Security Documents;

         (5) the fulfilment of any one or more of the obligations covenants and undertakings contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or the exercise of any of the rights vested in the Lender hereunder or thereunder becoming either unlawful under any applicable law or unauthorised by any authority having jurisdiction or otherwise impossible;

         (6) a bona fide petition being presented or an order being made or an effective resolution being passed for the commencement of any proceedings for the liquidation winding-up or re-organisation of any one or more of the Security Parties except for the purpose of and followed by an amalgamation or reconstruction the terms of which shall have been previously approved in writing by the Lender;



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         (7)   a distress or execution being levied or enforced upon or sued out against any part of the assets of any one or more of the Security Parties which in the Lender's opinion would have a material adverse effect on any one or more of the Security Parties and not being satisfied removed or discharged within fourteen (14) days;

         (8) the holder of any Encumbrance taking possession of or a liquidator, administrator, receiver, administrative receiver, trustee or similar officer being appointed in respect of the whole or a substantial part of the assets of any one or more of the Security Parties;

         (9) any one or more of the Security Parties being unable or admitting its inability to pay its or their lawful debts as they mature or convening a meeting of or preparing to enter into any arrangement or composition with or making a general assignment for the benefit of its or their creditors or being adjudicated bankrupt or insolvent;

         (10) any other Borrowed Money of any one or more of the Security Parties becoming due or becoming capable of being declared due prior to its stated date of maturity by reason of default on the part of any one or more of the Security Parties;

         (11) any one or more of the Security Parties ceasing to carry on or suspending or threatening to cease to carry on or to suspend its or their business or a substantial part of the assets or business of any one or more of the Security Parties being seized confiscated or expropriated;

         (12) a Total Loss occurring and either (i) the Lender not being satisfied at any time in its absolute discretion that the Total Loss is adequately covered by insurance and that the relevant insurance proceeds will be paid to the Lender or (ii) any insurance claim in respect thereof being rejected by the underwriters at any time or (iii) the Lender failing to receive the insurance proceeds in respect thereof within one hundred and eighty (180) days thereafter;

         (13) any one or more of the Subject Documents being repudiated or terminated without the prior written consent of the Lender;



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         (14)  a material adverse change occurring in the business, assets or financial condition of any one or more of the Security Parties which may reasonably be considered to affect its or their ability to comply with all or any of its or their respective obligations under any one or more of the Subject Documents; or

         (15)  an event of default occurring in respect of the Prior Loan.

12.      SECURITY

12.1 As security for the Loan, interest thereon and all other sums due and to become due hereunder the Borrower shall provide the Lender with the following documents in form and substance satisfactory to the Lender:-

         (1) a guarantee and indemnity duly executed by the Guarantor together with the following documents securing that guarantee and indemnity:-

               (1) duly registered second preferred Panamanian naval mortgage over the Vessel (ranking immediately after the first mortgage securing the Prior Loan) duly executed by the Guarantor;

               (ii) second priority assignments (ranking immediately after the first assignments securing the Prior Loan) duly executed by the Guarantor and the Bareboat Charterer of all insurances whatsoever in respect of the Vessel and loss of its earnings and all compensation in respect of the requisition for title or other compulsory acquisition of the Vessel (with the exception of requisition hire); and

         (2) deed of subordination duly executed by the Bareboat Charterer subordinating its interests under the Bareboat Charter to those of the Lender under the Mortgage.

13.      REPRESENTATIONS AND WARRANTIES

13.1     The Borrower hereby represents and warrants that:-


         (1) each of the Security Parties is a duly incorporated company validly existing and in good standing under the laws of its country of incorporation and all the shares in the Guarantor are beneficially owned by the Borrower;

         (2) each of the Security Parties has full power and authority to execute deliver and perform such of the Subject Documents to which it is a party;

         (3) each of the Security Parties has taken all necessary corporate or other action required to authorise the execution delivery and performance of such of the Subject Documents to which it is a party;

         (4) all consents licences approvals or authorisations whatsoever required to make the Subject Documents legal valid enforceable and admissible in evidence have been obtained and are in full force and effect;

         (5) from and after execution and delivery thereof each of the Subject Documents will constitute legal valid and binding obligations of the parties thereto (other than the Lender) enforceable in accordance with its terms and will not contravene any applicable law or regulation or any contractual constitutional or other restriction binding on any of the parties thereto (other than the Lender);

         (6) no material litigation or administrative proceedings of or before any board of arbitration, Court or Governmental authority or agency is pending or (to the Borrower's knowledge) threatened the result of which would or might be to have a material adverse effect on the business assets or financial condition of any one or more of the Security Parties;

         (7) the copies of any of the Subject Documents delivered or to be delivered to the Lender hereunder constitute the full agreement between the parties thereto with respect to the subject matter thereof and none of the parties thereto is in default thereunder;

         (8) all financial information and other documentation submitted to the Lender by or on behalf of the Borrower in connection herewith is accurate and correct in all material respects and not misleading; and

         (9) no Event of Default has occurred or is continuing and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred or is continuing.

14.      COVENANTS

14.1 The Borrower hereby covenants that from the date hereof until the Borrower has no remaining obligations, actual or contingent, under this agreement:-

         (1) the Borrower will and will procure that the Guarantor will file all requisite tax returns and will pay all tax as shown to be due and payable on such returns or any of the assessments made against it (other than those being contested in good faith);

         (2) the Borrower will and will procure that the Guarantor will carry on and conduct its business in a proper and efficient manner and will duly pay all outgoings as and when they fall due and in particular without limiting the generality of the foregoing will duly observe and perform all the terms and conditions of the Settlement Agreement to be observed and performed by it and will procure that the Guarantor will duly observe and perform all the terms and conditions of the Bareboat Charter and any other contract of employment of the Vessel to be observed and performed by the Guarantor;

         (B) the Borrower will prepare or cause to be prepared audited consolidated accounts for the Borrower at least once in every period of 12 consecutive months and the Borrower will furnish the Lender with copies of those accounts no later than 31 December in each year; the first such accounts shall relate to the period ending on 30 September 1999; those accounts shall include profit and loss accounts and balance sheets certified and audited by Grant Thornton or an accountant of similar standing acceptable to the Lender;

         (3) the Borrower will promptly furnish to the Lender all such accounts and financial information concerning any one or more of the Security Parties and the Vessel as the Lender may from time to time reasonably require including without limiting the generality of the foregoing cash flow analyses and details of the operating costs of the Vessel;

         (4) the Borrower will procure that the Vessel and the Lender's interest as mortgagee of the Vessel shall be insured with such underwriters insurance offices and clubs for such amounts for such risks in such form and upon such conditions as are satisfactory to the Lender from time to time;

         (5) the Borrower will procure that the Guarantor will not without the prior written consent of the Lender:-

               (1) create or allow to subsist any Encumbrance over any of its assets or any part thereof save for Permitted Liens, those created to secure the Prior Loan and those created by any of the Security Documents;

               (2) (save for the Prior Loan) incur any liability in respect of Borrowed Money except for unsecured Borrowed Money subordinated to the Loan hereunder;

               (3) make loans or advances to others (except for loans or advances made in the ordinary course of business in connection with the chartering and/or operation and/or repair of the Vessel);

               (iii) except in connection with the chartering and/or operation and/or repair of the Vessel incur any other liability to a third party which in the opinion of the Lender is of a substantial nature;

               (4) consolidate with any other company or merge into any company;

               (5) engage in any business other than the ownership operation chartering and management of the Vessel;

               (6) guarantee endorse or otherwise become or remain liable in respect of the obligations of any person firm or corporation;

               (7) pay any dividends or other distributions or issue any new shares or transfer any shares;

               (8) sell or otherwise dispose of the Vessel or any share therein; or

               (9) make or allow any alteration to or waiver of the terms of any one or more of the Subject Documents (other than the Settlement Agreement);

         (6) the Borrower will not without the prior written consent of the Lender:-

               (1) (save in the ordinary course of its business) incur any liability in respect of Borrowed Money except for unsecured Borrowed Money subordinated to the Loan hereunder; or

               (2) consolidate with any other company or merge into any company;

         (7) the Borrower will inform the Lender in writing as soon as practicable after making or allowing any alteration to or waiver of the terms of the Settlement Agreement specifying in reasonable detail the relevant alteration or waiver;

         (8) the Borrower will promptly inform the Lender if any Event of Default or any event which with the giving of notice and/or lapse of time would constitute an Event of Default occurs or if any event occurs which may materially adversely affect its ability to perform any of its obligations under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto; and

         (9) the Borrower will from time to time at the request of the Lender execute and deliver to the Lender or procure the execution and delivery to the Lender of all such documents as the Lender shall deem desirable in its absolute discretion for giving full effect to this agreement and for perfecting, protecting the value of or enforcing any rights or securities granted to the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto.

15.      SET-OFF

15.1 The Lender is hereby authorised to combine any and all accounts held by the Borrower with the Lender at any of the Lender's offices and to apply (without any prior notice) any credit balance to which the Borrower is then beneficially entitled on any such account (whether or not that credit balance is then due to the Borrower) in or towards satisfaction of any sums then due and payable by the Borrower hereunder. For that purpose the Lender is hereby authorised to use all or part of that credit balance to buy such other currency or currencies as may be required to enable it to effect that application. The Lender shall not be obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any right of set off, combination of accounts, lien or other rights to which it at any time otherwise is entitled (whether by operation of law, contract or otherwise).

16.      ASSIGNMENT AND PARTICIPATION

16.1 This agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and assigns.

16.2 The Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender.

16.3 The Lender may at any time assign transfer or grant participations in all or a proportion of its rights and obligations hereunder to any other bank or financial institution and for this purpose:-

         (1) the Lender shall be at liberty to disclose on a confidential basis to any other bank or financial institution which has taken or may take such an assignment transfer or participation all such information concerning any one or more of the Security Parties, the Vessel and the Subject Documents as the Lender deems appropriate; and

         (2) the Borrower shall upon demand by and at the expense of the Lender execute all such documents and do all such acts and things as may be necessary to give effect to any such assignment transfer or participation.

16.4 A person (including any body of persons) who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

17.      MISCELLANEOUS

17.1 Time shall be of the essence of this agreement but no failure or delay on the part of the Lender to exercise any power or right hereunder shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right hereunder. The powers and rights provided to the Lender in this agreement are cumulative and shall not exclude any powers or rights provided to the Lender by law.

17.2 In the event of any of the provisions contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 The Lender shall not be liable for any failure to meet its obligations hereunder resulting from any cause whatsoever beyond its control.

18.      NOTICES

18.1 Any notice or other correspondence in connection herewith required to be sent or given by the Borrower to the Lender shall be sent to the Lender in the English language at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden (telex no.12399 (NBBANK S) facsimile no. + 46 31 771
         6470) or to such other address or addresses as may from time to time be notified by the Lender to the Borrower for such purpose.

18.2 Any notice or other correspondence in connection herewith required to be sent or given by the Lender to the Borrower shall be sent to the Borrower in the English language at 4000 Hollywood Boulevard, Suite 385-S, Hollywood, F1 33021, U.S.A., Attention Chief Financial Officer (facsimile no. + 954 967 2135) with copies to Kathleen L Deutsche, P.A., Broad and Cassel, Miami Center - Suite 3000, 201 S. Biscayne Boulevard, Miami, F1 33131, U.S.A. (facsimile no. + 305 373 9443) or to such other address or addresses as the Borrower may from time to time notify to the Lender in writing and shall be deemed to have been validly given and received on the date of despatch if sent by telex and five (5) days after having been posted if sent by prepaid first class or airmail post.

19.      PROPER LAW AND JURISDICTION

19.1 This agreement shall be governed by and construed in accordance with the Laws of England and for the exclusive benefit of the Lender the Borrower hereby irrevocably submits to the jurisdiction of the High Courts of Justice in England. Such submission shall not limit the right of the Lender to commence any proceedings relating to this agreement (in addition or alternatively) in any other jurisdiction which the Lender deems fit. The Borrower hereby irrevocably authorises and appoints Consult Marine, 58 London Fruit Exchange, Brushfield Street, London E1 6EP as its agent in England for the acceptance of service of legal proceedings on it hereunder.

                        SCHEDULE A : CONDITIONS PRECEDENT

10 A copy certified as true by the secretary of each of the Security Parties of the certificate of incorporation and memorandum and articles of association (or equivalent corporate documents) of the relevant company evidencing its due incorporation under the laws of the relevant country and its power to do all such things as it is required to do under or pursuant to the Subject Documents.

20 A certificate signed by the secretary of each of the Security Parties stating the names of the present officers and directors of the relevant company and the names of the shareholders and what proportion of the shares is held by each shareholder.

30 Evidence that the names of the officers, directors and shareholders of each of the Security Parties are duly registered in the Companies Registry in the relevant country.

40       A certificate of good-standing in respect of each of the Security
         Parties.

50 Minutes of meetings of the directors and (in the case of the Guarantor) the shareholders of each of the Security Parties at which there was approved the entry into execution delivery and performance of such of the Subject Documents to which the relevant company is a party.

60 Evidence of the due authority of any person signing the Subject Documents on behalf of the Security Parties.

70 Copies certified as true by the Borrower's solicitors of the Settlement Agreement, the Bareboat Charter and the documents evidencing and/or securing the Prior Loan.

80 Evidence that there is no dispute under any of the Subject Documents as between the parties thereto.

90 Certificate issued by the Registrar of Bermudian Companies evidencing the due registration in the Bermuda Companies Registry of such of the Security Documents as are executed by the Bareboat Charterer.

100      The Security Documents.

110 Evidence that each and every agent for service of process appointed by any of the Security Parties under any one or more of this agreement and the Security Documents has duly accepted that appointment.

120 Evidence that all necessary licences consents permits and authorities (including exchange control) have been obtained by the Security Parties for due performance of their obligations under or pursuant to the Subject Documents.

130 Certificate of registration issued by the relevant Panamanian authorities evidencing permanent registration of the Vessel under Panamanian flag in the ownership of the Guarantor and the due registration of the Mortgage.

140 Opinions from Bermudian, Panamanian and English lawyers appointed by the Lender as to all such aspects of the relevant laws concerning the Security Parties and the Subject Documents as the Lender shall deem relevant.

150 Evidence by way of copy cover notes and entry certificate that the Vessel and the Lender's interest as mortgagee are insured fully and in accordance with the provisions of this agreement and the Mortgage.

160      Notices of assignment of the insurances of the Vessel.

170 Letters of undertaking addressed to the Lender in respect of the insurances on the Vessel.

180 An opinion from an insurance adviser appointed by the Lender as to all such aspects of the insurances in respect of the Vessel and the Lender's interest as mortgagee as the Lender shall deem relevant.

190 Evidence that the Vessel is classed to the highest classification with a classification society acceptable to the Lender free of recommendations affecting class.

200      Copies of the tonnage and SOLAS certificates of the Vessel.

210 Bank mandate forms duly signed in respect of any and all bank accounts to be opened under or pursuant to this agreement.

220 A copy certified as true by the Borrower's solicitors of the carrier initiative agreement executed pursuant to the Mortgage.

230 Evidence that all class and structural surveys required by the Vessel's insurers and/or by any relevant regulations made pursuant to the U.S.A. Oil Pollution Act of 1990 (and any similar legislation in force in any other jurisdiction to which the Vessel may trade) have been carried out and that the Vessel complies in all respects with the requirements of the said insurers and/or regulations.

240 A copy certified as true by the Borrower's solicitors of any current certificate of financial responsibility in respect of the Vessel issued under the U.S.A. Oil Pollution Act of 1990.

25. A copy certified as true by the Borrower's solicitors of a valid safety management certificate (or interim safety management certificate) issued to the Vessel in respect of its management by the Guarantor (or by any operator of the Vessel after its acquisition by the Borrower) pursuant to the International Safety Management Code.

26. A copy certified as true by the Borrower's solicitors of a valid document of compliance (or interim document of compliance) issued to the Guarantor (or to any operator of the Vessel) in respect of ships of the same type as the Vessel pursuant to the International Safety Management Code.


IN WITNESS whereof the parties hereto have executed this agreement the day and year first above written.

SIGNED by                                                 )
Jan Albertson                                             )  /s/Jan Albertson
for and on behalf of                                      )
NORDBANKEN AB (PUBL)                                      )
in the presence of:-                                      )
Inger Mellberg /s/Inger Mellberg
Birgithia Andersson /s/ Birgithia Andersson

SIGNED by                                           )
Jeffrey I. Binder and Frederick A. Mayer            ) /s/ Jeffrey I. Binder
for and on behalf of                                ) /s/ Frederick A. Mayer
COMMODORE HOLDINGS LIMITED                          )
in the presence of:-                                )
Louise M. Batista /s/ Louise M. Batista
Kathleen L. Deutsch /s/ Kathleen L. Deutsch